UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	Provectus Biopharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on Thursday, June 16, 2016.

(b)	At the annual meeting, the Company’s stockholders voted on three proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following directors for a term of one year. There were 87,919,230 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Timothy C. Scott, Ph.D.	62,695,679	21,558,476
Eric A. Wachter, Ph.D.	71,813,766	12,440,389
Jan E. Koe	67,939,822	16,314,333
Kelly M. McMasters, M.D., Ph.D.	68,353,568	15,900,587
Alfred E. Smith, IV	69,492,008	14,762,147

Proposal 2. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers. There were 87,919,230 broker non-votes with respect to the proposal.

For	Against	Abstain
48,237,206	32,554,703	3,462,246

Proposal 5. The Company’s stockholders ratified the selection of Marcum LLP as the Company’s independent auditor for 2016. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
160,811,048	8,544,036	2,818,301

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Interim Chief Executive Officer and Chief Operating Officer